UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2013

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2013, the Board of Directors (the “Board”) for Lucid, Inc. (the “Company”) appointed Paul S. Stuka as a member of the Board, increasing the number of members on the Board from six to seven. The Board also appointed Mr. Stuka to the Audit Committee.

The Board has determined that Mr. Stuka qualifies as an independent director in accordance with the rules set forth by the standards set forth in Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended (“Rule 10A-3(b)”) and as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.

Paul S. Stuka, 58, has served as Managing Member of Osiris Partners, LLC, an investment adviser (“Osiris”), and is a 30 year investment industry veteran. Prior to founding Osiris in 2000, he served as a Managing Director of Longwood Partners LP, managing small cap institutional accounts. From 1995 until 1997, Mr. Stuka served as a Senior Vice President and portfolio manager of the Market Neutral Growth Fund and Mid Cap Growth Funds at State Street Research & Management Company. From 1986 to 1994, he served as General Partner of Stuka Associates, an investment management firm. Mr. Stuka began his career in 1980 as an Analyst at Fidelity Management & Research Company, where he was an analyst for various industries including healthcare, energy, and transportation, and was an assistant portfolio manager on three mutual funds. In 1984, he became the original manager of the Fidelity OTC Fund. Since August 2011, Mr. Stuka has been an Independent & Non-Executive Director of InspireMD, Inc., also serving on their Nominating, Compensation and Audit Committees.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Stuka.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: June 6, 2013	/s/ Richard J. Pulsifer
Richard J. Pulsifer
Chief Financial Officer